Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated March 15, 2007 relating to the consolidated financial statements, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in the December 31, 2006 annual report on Form 10-K of Central European Distribution Corporation.

PricewaterhouseCoopers Sp. z.o.o.

Warsaw, Poland

September 28, 2007